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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

WINLAND ELECTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

      Payment of Filing Fee (Check the appropriate box):

☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total fee paid:

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

SEC 1913 (02-02)	Persons who potentially are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

WINLAND ELECTRONICS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
to be held
May 11, 2004

TO THE SHAREHOLDERS OF WINLAND ELECTRONICS, INC.:

     The 2004 Annual Meeting of Shareholders of Winland Electronics, Inc. will be held at the Best Western Hotel & Conference Center, Highway 169 North, North Mankato, Minnesota, at 10:00 a.m. on Tuesday, May 11, 2004, for the following purposes:

1.	To set the number of directors at five (5) by electing five (5) members of the Board of Directors.

2.	To take action on any other business that may properly come before the meeting or any adjournment thereof.

     Accompanying this Notice of Annual Meeting is a Proxy Statement and form of Proxy.

     Only shareholders of record as shown on the books of the Company at the close of business on March 15, 2004 will be entitled to vote at the 2004 Annual Meeting or any adjournment thereof. Each shareholder is entitled to one vote per share on all matters to be voted on at the meeting.

     You are cordially invited to attend the 2004 Annual Meeting. Whether or not you plan to attend the 2004 Annual Meeting, please sign, date and mail the enclosed form of Proxy in the return envelope provided, or vote your shares by phone as described in the Proxy Statement. The Proxy is revocable and will not affect your right to vote in person in the event you attend the meeting. The prompt return of proxies will help your Company avoid the unnecessary expense of further requests for proxies.

BY ORDER OF THE BOARD OF DIRECTORS, Lorin E. Krueger President and Chief Executive Officer

Dated:	April 5, 2004 Mankato, Minnesota

STOCK SPLIT
OUTSTANDING SHARES AND VOTING RIGHTS
PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS
CORPORATE GOVERNANCE
NOMINATING/GOVERNANCE COMMITTEE REPORT
ELECTION OF DIRECTORS (Proposal #1)
EXECUTIVE COMPENSATION
INDEPENDENT PUBLIC ACCOUNTANT
REPORT OF AUDIT COMMITTEE
OTHER BUSINESS
SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTOR CANDIDATES
ANNUAL REPORT
FORM 10-KSB

WINLAND ELECTRONICS, INC.

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
to be held
May 11, 2004

     The accompanying Proxy is solicited by the Board of Directors of Winland Electronics, Inc. (“Winland” or “Company”) for use at the 2004 Annual Meeting of Shareholders of the Company to be held on Tuesday, May 11, 2004, at the location and for the purposes set forth in the Notice of Annual Meeting, and at any adjournment thereof.

     The cost of soliciting proxies, including the preparation, assembly and mailing of the proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of stock, will be borne by the Company. Directors, officers and employees of the Company may, without compensation other than their regular remuneration, solicit proxies personally or by telephone.

     You may vote your shares by telephone or by mail as follows. Please help us save administrative and postage costs by voting by telephone.

BY TELEPHONE:

•	On a touch-tone telephone, call the toll-free number printed on the proxy card and follow the recorded instructions.

•	You may vote by phone 24 hours a day, seven days a week, until 12 noon Central Time on May 10, 2004.

BY MAIL:

•	Sign and date the enclosed proxy card.

•	Mail the proxy card in the enclosed postage-paid envelope.

     Any shareholder giving a Proxy may revoke it any time prior to its use at the 2004 Annual Meeting by giving written notice of such revocation to the Secretary or any other officer of the Company or by filing a later dated written Proxy with an officer of the Company. Personal attendance at the 2004 Annual Meeting is not, by itself, sufficient to revoke a Proxy unless written notice of the revocation or a later dated Proxy is delivered to an officer before the revoked or superseded Proxy is used at the 2004 Annual Meeting. Proxies will be voted as directed therein. Proxies which are signed by shareholders but which lack specific instruction with respect to any proposal will be voted in favor of the number and slate of directors proposed by the Board of Directors and listed herein.

     The presence at the Annual Meeting in person or by proxy of the holders of a majority of the outstanding shares of the Company’s Common Stock entitled to vote shall constitute a quorum for the transaction of business. If a broker returns a “non-vote” proxy, indicating a lack of voting instructions by the beneficial holder of the shares and a lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter. If a shareholder abstains from voting as to any matter, then the shares held by such shareholder shall be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. An abstention as to any proposal will therefore have the same effect as a vote against the proposal.

     The mailing address of the principal executive office of the Company is 1950 Excel Drive, Mankato, Minnesota 56001. The Company expects that this Proxy Statement, the related Proxy and Notice of Meeting will first be mailed to shareholders on or about April 5, 2004.

STOCK SPLIT

     All information contained herein regarding the Company’s Common Stock, including information regarding options to purchase the Company’s Common Stock, has been adjusted, as necessary, to reflect the 1.1-for-1 stock split of the Company’s Common Stock which was effected as a 10% stock dividend on December 31, 2003.

OUTSTANDING SHARES AND VOTING RIGHTS

     The Board of Directors of the Company has fixed March 15, 2004 as the record date for determining shareholders entitled to vote at the 2004 Annual Meeting. Persons who were not shareholders on such date will not be allowed to vote at the 2004 Annual Meeting. At the close of business on March 15, 2004, there were 3,356,955 shares of the Company’s Common Stock, par value $.01 per share, issued and outstanding. The Common Stock is the only outstanding class of capital stock of the Company. Each share of Common Stock is entitled to one vote on each matter to be voted upon at the 2004 Annual Meeting. Holders of Common Stock are not entitled to cumulative voting rights.

PRINCIPAL SHAREHOLDERS AND MANAGEMENT SHAREHOLDINGS

     The following table provides information as of March 15, 2004 concerning the beneficial ownership of the Company’s Common Stock by (i) the persons known by the Company to own more than 5% of the Company’s outstanding Common Stock, (ii) each director of the Company, (iii) the named executive officers in the Summary Compensation Table and (iv) all current executive officers and directors as a group. Except as otherwise indicated, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock owned by them.

Name (and Address of 5%	Number of Shares		Percent
Owner) or Identity of Group	Beneficially Owned(1)		of Class (1)
Lorin E. Krueger 1950 Excel Drive Mankato, MN 56001	276,893	(2)	8.2%
S. Robert Dessalet	25,959	(3)	*
Thomas J. de Petra	23,100	(4)	*
James L. Reissner	16,500	(4)	*
Richard T. Speckmann	13,200	(5)	*
Jennifer A. Thompson	53,459	(6)	1.6%
Dale A. Nordquist	30,323		*
Steven W. Vogel	24,594	(7)	*
Terry E. Treanor	11,937	(8)	*
Jerry Zucker P.O. 5205 North Charleston, SC 29405	266,530	(9)	7.9%
FMR Corp. 82 Devonshire Street Boston, MA 02109	181,900	(10)	5.4%

Name (and Address of 5%	Number of Shares		Percent
Owner) or Identity of Group	Beneficially Owned(1)		of Class (1)
All Current Executive Officers and Directors as a Group (9 Individuals)	475,965	(11)	13.5%

*	Less than 1% of the outstanding shares of Common Stock.

(1)	Under the rules of the SEC, shares not actually outstanding are deemed to be beneficially owned by an individual if such individual has the right to acquire the shares within 60 days. Pursuant to such SEC Rules, shares deemed beneficially owned by virtue of an individual’s right to acquire them are also treated as outstanding when calculating the percent of the class owned by such individual and when determining the percent owned by any group in which the individual is included.

(2)	Includes 880 shares held by Mr. Krueger’s spouse and 33,000 shares which may be purchased by Mr. Krueger upon exercise of currently exercisable options.

(3)	Includes 11,000 shares which may be purchased by Mr. Dessalet upon exercise of currently exercisable options.

(4)	Represents shares which may be purchased upon exercise of currently exercisable options.

(5)	Includes 11,000 shares which may be purchased by Mr. Speckmann upon exercise of currently exercisable options.

(6)	Includes 31,597 shares which may be purchased by Ms. Thompson upon exercise of currently exercisable options.

(7)	Includes 394 shares held by Mr. Vogel’s spouse and 24,200 shares which may be purchased by Mr. Vogel upon exercise of currently exercisable options.

(8)	Includes 5,500 shares which may be purchased by Mr. Treanor upon exercise of currently exercisable options.

(9)	The Company has relied on information provided in an amendment to Schedule 13D dated September 23, 2003 filed with the Securities and Exchange Commission on such date.

(10)	According to a Schedule 13G filed with the Securities and Exchange Commission on February 17, 2004 by FMR Corp. (“FMR”), Edward C. Johnson 3d, Chairman and principal shareholder of FMR (“Mr. Johnson”) and Abigail P. Johnson, a director and principal shareholder of FMR (“Ms. Johnson”), the shares are beneficially owned by Fidelity Management & Research Company (“Fidelity Research”) as an investment adviser to various investment companies (the “Funds”) and Fidelity Low Priced Stock Fund (“Fidelity Fund”), with Mr. Johnson, FMR and the Funds each having the sole power to dispose of such shares and the Funds’ Boards of Trustees having the sole power to vote or direct the vote of such shares. Fidelity Research and Fidelity Fund are wholly-owned subsidiaries of FMR.

(11)	Includes 1,274 shares held by family members of officers and 155,897 shares which may be purchased upon exercise of currently exercisable options.

CORPORATE GOVERNANCE

     Our business affairs are conducted under the direction of the Board of Directors in accordance with the Minnesota Business Corporation Act and our Articles of Incorporation and Bylaws. Members of the Board of Directors are informed of our business through discussions with management, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees. The corporate governance practices that we follow are summarized below.

Independence

     The Board has determined that a majority of its members are “independent” as defined by the listing standards of the American Stock Exchange. Our independent directors are S. Robert Dessalet, Thomas J. de Petra, James L. Reissner and Richard T. Speckmann.

Code of Ethics and Business Conduct

     The Board has approved a Code of Ethics and Business Conduct that applies to all of our employees, directors and officers, including our principal executive officer, principal financial officer, principal accounting officer and controller. The Code of Ethics and Business Conduct addresses such topics as protection and proper use of our assets, compliance with applicable laws and regulations, accuracy and preservation of records, accounting and financial reporting, conflicts of interest and insider trading. The Code of Ethics and Business Conduct is available free of charge to any shareholder who sends a request for a copy to Winland Electronics, Inc., Attn. Chief Financial Officer, 1950 Excel Drive, Mankato, Minnesota 56001. Winland intends to put the Code on its website, at which time, you will be able to view the Code in its entirety at www.winland.com. Winland intends to disclose on its website any amendment to, or waiver from, a provision of its Code of Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer and controller relating to any element of the code of ethics definition enumerated in Item 406(b) of Regulation S-B. Late in 2003, Winland contracted with an independent professional organization to provide anonymous hotline services that permit employees of the Company to communicate any concerns about behavior or practices of Winland, its employees, officers or directors. This service began January 1, 2004 and was established to assist the Board of Directors in effective internal control.

Meeting Attendance

     Board and Committee Meetings. Directors are required to attend a minimum of 75% of Board and committee meetings. During fiscal 2003, the Board held six (6) meetings. Each director attended 94% to 100% of the meetings of the Board and the committees on which such director served. In addition, the Board took action three times by unanimous written action.

     Annual Meeting of Shareholders. Directors are encouraged to attend our annual meetings of shareholders; however, there is no formal policy regarding attendance at annual meetings. All five of our directors attended Winland’s 2003 annual meeting of shareholders.

Executive Sessions of the Board

     An executive session of non-management directors is held at least once a year. In 2003, an executive session was held twice.

Committees of the Board

     Our Board of Directors has three standing committees, the Audit Committee, the Compensation Committee and the Nominating/Governance Committee. Each of the current members of these committees is a non-employee independent director.

     Audit Committee. The Audit Committee is comprised of S. Robert Dessalet (Chairman), Thomas J. de Petra, James L. Reissner and Richard T. Speckmann. Mr. Dessalet has been named as the “audit committee financial expert” as defined by Item 401(e) of Regulation S-B under the Securities Act of 1933.

Mr. Dessalet is an inactive certified public accountant, whose experience includes positions as Vice President of Finance and Administration, Chief Financial Officer and business and management consultant. The Company acknowledges that the designation of Mr. Dessalet as the audit committee financial expert does not impose on Mr. Dessalet any duties, obligations or liability that are greater than the duties, obligations and liability imposed on Mr. Dessalet as a member of the audit committee and the Board of Directors in the absence of such designation or identification. The Audit Committee reviews the selection and work of the Company’s independent auditors and the adequacy of internal controls for compliance with corporate policies and directives. The Audit Committee’s Report is included on page 12. During 2003, the Audit Committee met four (4) times.

     Compensation Committee. The Compensation Committee is comprised of Richard T. Speckmann (Chairman), S. Robert Dessalet, Thomas J. de Petra and James L. Reissner. This committee recommends to the Board of Directors from time to time the salaries to be paid to executive officers of the Company and any plan for additional compensation it deems appropriate. This committee is vested with the same authority as the Board of Directors with respect to the granting of options and the administration of the Company’s Stock Option Plans. During 2003, the Compensation Committee met four (4) times.

     Nominating/Governance Committee. The Nominating/Governance Committee is comprised of Thomas J. de Petra (Chairman), S. Robert Dessalet, James L. Reissner and Richard T. Speckmann. Lorin Krueger also served on the committee during 2003, but resigned on January 23, 2004. This committee was established in June 2001 and recommends to the Board of Directors nominees for vacant positions on the Board, sets goals for the Board and monitors the achievement of such goals. This committee will consider a candidate for director proposed by a shareholder. Candidates must have broad training and experience in their chosen fields and must have achieved distinction in their activities. The committee considers the particular expertise of each nominee and strives to achieve an appropriate breadth of skills among the Board members. A shareholder who wants to propose a candidate must comply with the provisions of the Company’s Bylaws regarding nominations for the election of directors. The policies of the committee are described more fully in the Nominating/Governance Committee’s Report on page 6. The Nominating/Governance Committee met twice during 2003.

Communications with the Board

     Shareholders may communicate directly with the Board of Directors. All communications, other than shareholder proposals and director nominations which must comply with certain other requirements as discussed under “Shareholder Proposals and Nominations of Director Candidates” on page 12, should be directed to our Chief Financial Officer at the address below and should prominently indicate on the outside of the envelope that it is intended for the Board of Directors or for non-management directors. If no director is specified, the communication will be forwarded to the entire Board. The communication will not be opened before being forwarded to the intended recipient, but it will go through normal security procedures. Shareholder communications to the Board should be sent to:

Jennifer A. Thompson, Chief Financial Officer
Winland Electronics, Inc.
1950 Excel Drive
Mankato, MN 56001

Compensation to Non-Employee Directors

     During 2003, the non-employee directors received a retainer of $700 per month, with the Chairman receiving an additional retainer of $1,500 per month, and $500 for attendance at each Audit Committee meeting and $300 for each Compensation Committee or Nominating/Governance Committee meeting. In addition, the chairman of each committee received an additional fee of $200 for attendance at a committee meeting. In 2004, the non-employee directors continue to receive a retainer of $700 per month, with the Chairman receiving an additional retainer of $20,000 per year. Each non-employee director also receives $1,000 for attendance at each Board meeting. The members of the Audit Committee receive $1,000 for attendance at each Audit Committee meeting, and the members of the Compensation and Nominating/Governance Committee receive $500 for attendance at each committee meeting. In addition, the chairman of each committee receives an additional fee of $500 for attendance at a committee meeting.

     The Company’s 1997 Stock Option Plan provides for automatic option grants to each director who is not an employee of the Company (a “Non-Employee Director”). Each Non-Employee Director who is elected for the first time as a director is granted a nonqualified option to purchase 5,500 shares of Common Stock. Each Non-Employee Director who is re-elected as a director of the Company or whose term of office continues after a meeting of shareholders at which directors are elected shall, as of the date of such re-election or shareholder meeting, automatically be granted a five-year nonqualified option to purchase 5,500 shares of Common Stock. No director shall receive more than one option pursuant to the formula plan in any one fiscal year. All options granted pursuant to these provisions are granted at a per share exercise price equal to 100% of the fair market value of the Common Stock on the date of grant, and they are immediately exercisable.

NOMINATING/GOVERNANCE COMMITTEE REPORT

     The Nominating/Governance Committee is comprised of independent directors. In accordance with its written charter, the Nominating/Governance Committee assists the Board of Directors with fulfilling its responsibility regarding any matters relating to corporate governance including selection of candidates for our Board of Directors. Its duties shall include oversight of the principles of corporate governance by which Winland and the Board shall be governed; the codes of ethical conduct and legal compliance by which Winland and its directors, executive officers, employees and agents will be governed; policies for evaluation of the Board and the chairperson; policies for election and reelection of Board members; and policies for succession planning for the Chief Executive Officer, Board chairperson and other Board leaders. In addition, the Committee is responsible for annually reviewing the composition of the Board, focusing on the governance and business needs and requirements of Winland, nominating and screening of Board member candidates, evaluating the performance of Board members and recommending the reelection of Board members who are performing effectively and who continue to provide a competency needed on the Board. When a director’s principal occupation or business association changes substantially, such director shall tender a letter of resignation to the Board through the Nominating/Governance Committee, which resignation will be considered and acted upon in a manner that is best for the Board and Winland.

     The Nominating/Governance Committee will consider candidates for nomination as a director recommended by shareholders. In evaluating director nominees, the Nominating/Governance Committee requires certain minimum qualifications, including high moral character and mature judgment and the ability to work collegially with others. In addition, factors such as the following shall be considered:

•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	familiarity with our business and industry;

•	appreciation of the relationship of our business to the changing needs of society; and

•	desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

     Shareholders who wish to recommend one or more candidates for director to the Nominating/Governance Committee must provide written recommendation to the Chief Financial Officer of Winland. Notice of a recommendation must include the shareholder’s name, address and the number of Winland shares owned, along with information with respect to the person being recommended, i.e. name, age, business address, residence address, current principal occupation, five-year employment history with employer names and a description of the employer’s business, the number of shares beneficially owned by the prospective nominee, whether such person can read and understand basic financial statements and other board memberships, if any. The recommendation must be accompanied by a written consent of the prospective nominee to stand for election if nominated by the Board of Directors and to serve if elected by the shareholders. Winland may require any nominee to furnish additional information that may be needed to determine the eligibility of the nominee. In addition, Winland’s Bylaws permit shareholders to nominate directors for consideration at a meeting of shareholders at which one or more directors are to be elected. For a description of the process for nominating directors in accordance with Winland’s Bylaws, see “Shareholder Proposals and Nominations of Director Candidates” on page 12.

     A copy of the current Nominating/Governance Committee Charter is attached as Appendix A to the proxy statement.

Members of the Nominating/Governance Committee
Thomas J. de Petra S. Robert Dessalet James L. Reissner Richard T. Speckmann

ELECTION OF DIRECTORS
(Proposal #1)

     The Bylaws of the Company provide that the number of directors shall be the number set by the shareholders, which shall be not less than one. The Nominating/Governance Committee recommended to the Board of Directors that the number of directors be set at five and that the persons currently serving on the Board be nominated for election. The Board of Directors unanimously recommends that the number of directors be set at five by electing the five persons nominated. Unless otherwise instructed, the Proxies will be so voted.

     In the absence of other instruction, the Proxies will be voted for each of the individuals listed below. If elected, such individuals shall serve until the next annual meeting of shareholders and until their successors shall be duly elected and shall qualify. All of the nominees are members of the present Board of Directors. If, prior to the 2004 Annual Meeting of Shareholders, it should become known that any one of the following individuals will be unable to serve as a director after the 2004 Annual Meeting by reason of death, incapacity or other unexpected occurrence, the Proxies will be voted for such substitute nominee(s) as is selected by the Nominating/Governance Committee. Alternatively, the Proxies may, at the Board’s discretion, be voted for such fewer number of nominees as results from such death, incapacity or other unexpected occurrence. The Board of Directors has no reason to believe that any of the following nominees will be unable to serve.

Name and Age of		Current Position	Director
Director/Nominee	Age	with the Company	Since
Lorin E Krueger	48	President, Chief Executive Officer, Secretary and Director	1978
S. Robert Dessalet	72	Chairman of the Board	1985
Thomas J. de Petra	57	Director	1994
James L. Reissner	64	Director	2001
Richard T. Speckmann	53	Director	2002

     Lorin E. Krueger has served as Chief Executive Officer of the Company since June 1, 2001, and as President of the Company since January 1999. In addition, Mr. Krueger has served as Secretary of the Company since 1983. Mr. Krueger served as the Company’s Chief Operating Officer from January 1999 until June 2001 and as its Senior Vice President of Operations from March 1987 until January 1999. Mr. Krueger has been an employee of the Company since 1976 and served as its Vice President from January 1977 to March 1987.

     S. Robert Dessalet, has served as Chairman of the Company’s Board of Directors since June 1, 2001. Mr. Dessalet has been a self-employed business consultant since August 2000. He served as Director of Marketing of RJ Morse Enterprises, Inc., a precision machining company, from November 1999 to July 2000. Mr. Dessalet was self-employed as a management consultant January 1997 to November 1999. From September 1996 to January 1997, he served as Vice President-Finance and Administration of Rimage Corporation, a manufacturer of computer software duplication and finishing systems after the merger of Rimage Corporation and Dunhill Software Services, Inc. He served as Vice President-Finance and Administration of Dunhill Software Services, Inc., a software duplication company, from May 1994 to September 1995. Mr. Dessalet was a consultant for Dessalet & Associates, a business consulting firm, from January 1993 to May 1994. He was employed by National Poly Products, Inc., a producer of polyethylene packaging film in Mankato, Minnesota, from June 1968 to January 1993 in various capacities including Chief Financial Officer.

     Thomas J. de Petra has been self-employed as a management consultant since June 1999. From August 1998 to June 1999, he served as Chief Operating Officer of International Concept Development, Inc., a restaurant and hotel developer. From October 1997 to August 1998, Mr. de Petra served as Chief Operating Officer of Illuminated Media Inc., an advertising company. From February 1996 to June 1997, Mr. de Petra served as Chief Executive Officer of Nortech Forest Technologies, Inc., continuing to provide services as a consultant until October 1997. Mr. de Petra was a management consultant from June 1993 to February 1996, and he was Chief Information Officer of IDC Holdings, Ltd. from June 1993 to November 1994. Mr. de Petra was President and owner of de Petra & Associates, Inc., a financial communications firm, formerly known as First Financial Investor Relations, Inc., from August 1986 to October 1993.

     James L. Reissner has served as President and Chief Operating Officer of Activar, Inc. since January 1996, prior to which, he served as Activar’s Chief Financial Officer beginning in 1992. In addition, Mr. Reissner is an officer of Magstar Technologies, Inc., serving as Chief Executive Officer since September 2001 and as President since September 2002. Mr. Reissner acted in various management and financial management capacities during the past twenty years, including Managing Director of the Minnesota Region of First Bank Systems, Inc., until 1990. Since September 10, 2001, Mr. Reissner serves also as Chief Executive Officer of MagStar Technologies, Inc. Mr. Reissner also serves as a director of Rimage Corporation (Nasdaq:RIMG) and Magstar Technologies, Inc. (Nasdaq:MGST).

     Richard (Rick) T. Speckmann has served as Chief Executive Officer of Outside the Box, Inc. since November 2002. From April 2001 to November 2002, Mr. Speckmann served as President of Amcon Construction Company, LLC. From January 1997 to March 2001, Mr. Speckmann, served as President of Art Holdings Corporation. Prior to 1997, Mr. Speckmann served in various capacities with several Twin Cities companies, including Andcor Companies, Inc., InforMark Resources, Inc., Ehlert Publishing Group and Signdesign, Inc.

EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth certain information regarding compensation paid or accrued during each of the Company’s last three fiscal years for the Chief Executive Officer and for each other person who served as an executive officer during 2003 whose total annual salary and bonus paid or accrued during 2003 exceeded $100,000.

		Annual Compensation				Long Term
						Compensation
							All Other
Name and Principal							Compensation
Position	Fiscal Year	Salary ($)		Bonus ($)	Other ($)	Options	($) (1)
Lorin E. Krueger	2003	135,061		82,180	—	11,000	3,224
President, Chief Executive	2002	129,751		60,520	—	11,000	2,954
Officer and Secretary	2001	123,600		—	—	—	2,387

Jennifer A. Thompson	2003	95,000		40,050	—	11,000	3,941
Chief Financial Officer	2002	82,399		31,697	—	11,000	2,881
	2001	74,775		—	—	—	—

Dale A. Nordquist	2003	109,608	(2)	21,084	—	—	3,994
Senior VP of Sales and	2002	70,576		17,217	—	13,200	—
Marketing	2001	12,385		5,000	—	39,600	—

Steven W. Vogel	2003	90,551		10,104	—	—	3,756
VP of Engineering	2002	88,009		17,797	—	11,000	3,074
	2001	85,458		—	—	—	2,842

Terry E. Treanor	2003	91,025		29,255	—	—	3,267
VP of Manufacturing	2002	75,853		25,387	—	11,000	2,657
	2001	73,753		—	—	—	2,452

(1)	Represents contribution to the Company’s 401(k) Plan for executive officer’s benefit.

(2)	Includes commissions of $14,608.

Option Grants During 2003 Fiscal Year

     The following table provides information regarding stock options granted during fiscal 2003 to the named executive officers in the Summary Compensation Table. The Company has not granted any stock appreciation rights.

Percent of Total Options
		Granted to Employees	Exercise or Base
Name	Options Granted(1)	in Fiscal Year	Price Per Share(1)	Expiration Date
Lorin E. Krueger	11,000	26.3%	$2.8727	10/24/08
Jennifer A. Thompson	11,000	26.3%	$2.8727	10/24/08
Dale A. Nordquist	—	—	—	—
Steven W. Vogel	—	—	—	—
Terry E. Treanor	—	—	—	—

(1)	The options were granted on October 24, 2003 at the fair market price on the date of grant; and were immediately exercisable.

Option Exercises During 2003 Fiscal Year and Fiscal Year-End Option Values

     The following table provides information as to options exercised by the named executive officers in the Summary Compensation Table during 2003 and the number and value of options at December 31, 2003. The Company does not have any outstanding stock appreciation rights.

				Value of
				Unexercised
			Number of	In-the-Money
			Unexercised	Options at
	Shares		Options at	December 31, 2003
	Acquired	Value	December 31, 2003	Exercisable/
Name	on Exercise	Realized(1)	Exercisable/Unexercisable	Unexercisable(1)
Lorin E. Krueger	11,000	$19,870	33,000 exercisable	$101,070 exercisable
			0 unexercisable	$0 unexercisable
Jennifer A. Thompson	14,162	$35,831	31,597 exercisable	$87,170 exercisable
			15,840 unexercisable	$50,241 unexercisable
Dale A. Nordquist	20,240	$55,862	0 exercisable	$0 exercisable
			32,560 unexercisable	$135,477 unexercisable
Steven W. Vogel	6,600	$15,460	24,200 exercisable	$81,308 exercisable
			0 unexercisable	$0 unexercisable
Terry E. Treanor	6,600	$14,150	5,500 exercisable	$15,995 exercisable
			0 unexercisable	$0 unexercisable

(1)	Value is calculated on the basis of the difference between the option exercise price and the closing sale price for the Company’s Common Stock on the date of exercise or year-end, as the case may be, as quoted by the American Stock Exchange, multiplied by the number of shares of Common Stock underlying the option(s).

Employment Agreements and Termination of Employment Arrangements

     Lorin E. Krueger. The Company entered into an Employment Agreement effective January 1, 1999 with Lorin E. Krueger, the Company’s President and Chief Executive Officer, which agreement was amended on June 1, 2001 and August 27, 2003. The agreement’s term expires December 31, 2006, with additional one-year terms thereafter, unless either party gives notice to the other party 60 days prior to the end of such term that such party wishes to terminate the agreement. The agreement provides for an annual base salary in an amount determined by the Compensation Committee, which amount the Compensation Committee has determined to be $152,000 for 2004. Mr. Krueger is eligible to receive an annual bonus consisting of stock options and/or a cash payment at the sole discretion of the Compensation Committee. If Mr. Krueger terminates his employment for good reason during the two years following a change in control of the Company, he is entitled to an amount equal to the salary and bonus paid to him for the two fiscal years preceding such termination, which amount shall be paid in 24 equal monthly installments. Mr. Krueger has agreed that, during the two-year period following the termination of his employment, except following a change of control as described in the preceding sentence, he will not (i) compete with the Company, (ii) solicit or communicate with the Company’s customers or (iii) solicit any of the Company’s employees to leave the Company.

     Jennifer A. Thompson. The Company entered into an Employment Agreement effective October 24, 2003 with Jennifer A. Thompson, the Company’s Chief Financial Officer. The annual base salary has been determined to be $105,000 for 2004 in accordance with the terms of the agreement. Ms. Thompson is eligible to receive an annual bonus consisting of stock options and/or a cash payment at the Company’s discretion. Either party can terminate the agreement for any reason. If Ms. Thompson terminates her employment for good reason during the two years following a change in control of the Company, she is entitled to an amount equal to the salary and bonus paid to her for the two fiscal years preceding such termination, which amount shall be paid in 24 equal monthly installments. Ms. Thompson has agreed that, during the two-year period following the termination of her employment, except following a change of control as described in the preceding sentence, she will not (i) compete with the Company, (ii) solicit or communicate with the Company’s customers or (iii) solicit any of the Company’s employees to leave the Company.

     Dale A. Nordquist. The Company entered into an Employment Agreement effective January 1, 2003 with Dale A. Nordquist, the Company’s Senior Vice President of Sales and Marketing. Pursuant to the terms of the agreement, the Company determined that Mr. Nordquist’s annual base salary for 2004 would be $105,000. Mr. Nordquist is eligible to receive incentive cash compensation upon reaching certain goals. Either party can terminate the agreement for any reason. If Mr. Nordquist terminates his employment for good reason during the two years following a change in control of the Company, he is entitled to an amount equal to the salary and bonus paid to him for the two fiscal years preceding such termination, which amount shall be paid in 24 equal monthly installments. Mr. Nordquist has agreed that, during the two-year period following the termination of his employment, except following a change of control as described in the preceding sentence, he will not (i) compete with the Company, (ii) solicit or communicate with the Company’s customers or (iii) solicit any of the Company’s employees to leave the Company.

Certain Transactions

     James Reissner, a director of the Company, is also a director of Rimage Corporation, a customer of the Company. Rimage’s purchases from the Company totaled $613,271 in 2002 and $1,142,384 in 2003. The Company is continuing to conduct business with Rimage in 2004.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the “SEC”). Executive officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal year 2003, all executive officers, directors and greater than ten-percent beneficial owners complied with the applicable filing requirements, except that option grants to Lorin Krueger and Jennifer Thompson were reported late.

INDEPENDENT PUBLIC ACCOUNTANT

     McGladrey & Pullen, LLP has served as the independent public accountants since May 1998 and has been selected to act as the Company’s independent public accountants for the current year ending December 31, 2004. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting, will be given an opportunity to make a statement regarding financial and accounting matters of the Company if they so desire, and will be available to respond to appropriate questions from the Company’s shareholders.

Audit Fees

     We paid the following fees to McGladrey & Pullen, LLP for fiscal years 2002 and 2003:

	2002	2003
Audit Fees	$78,675	$87,000
Audit-Related Fees	0	485
Tax Fees	7,793	8,700
All Other Fees	525	0

	$86,993	$96,185

     Audit-related fees are primarily for services in connection with potential acquisitions. All other fees were in connection with services relating to strategic planning. Tax fees include fees for services provided in connection with tax planning and tax compliance.

     The Company’s Audit Committee has considered whether provision of the above non-audit services is compatible with maintaining accountants’ independence and has determined that such services are compatible with maintaining accountants’ independence.

Pre-Approval Policy

     The Audit Committee has not formally adopted a policy for pre-approval of all audit and non-audit services by its independent auditors, but it has routinely approved all audit and permitted non-audit services to be performed for the Company by its independent auditors.

REPORT OF AUDIT COMMITTEE

     The Board of Directors maintains an Audit Committee comprised of the Company’s four outside directors. The Board of Directors and the Audit Committee believe that the Audit Committee’s current member composition satisfies the Listing Standards of the American Stock Exchange (“AMEX”) that governs audit committees, Section 121(B), including the requirement that audit committee members all be “independent directors” as that term is defined by AMEX Listing Standards Section 121(A).

     In accordance with its written charter adopted by the Board of Directors (included as Appendix B hereto), the Audit Committee assists the Board of Directors with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee:

(1) reviewed and discussed the audited financial statements with management;

(2) discussed with the independent auditors the material required to be discussed by Statement on Auditing Standards No. 61; and

(3) reviewed the written disclosures and the letter from the independent auditors required by the Independence Standards Board’s Standard No.1, and discussed with the independent auditors any relationships that may impact their objectivity and independence.

     Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission.

Members of the Audit Committee
S. Robert Dessalet Thomas J. de Petra James L. Reissner Richard T. Speckmann

OTHER BUSINESS

     Management knows of no other matters to be presented at the 2004 Annual Meeting. If any other matter properly comes before the 2004 Annual Meeting, the appointees named in the proxies will vote the proxies in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND NOMINATIONS OF DIRECTOR CANDIDATES

     Under the SEC Rules, we are required to provide the following information to you based on the assumption that the date for our annual meeting in 2005 will not deviate more than thirty (30) days from the date for this Annual Meeting: Any appropriate proposal submitted by a shareholder of the Company and intended to be presented at the 2005 annual meeting of shareholders must be received by the Company by December 6, 2004 to be considered for inclusion in the Company’s proxy statement and related proxy for the 2005 annual meeting. Also, the

Company’s Bylaws permit shareholders to make nominations for the election of directors and propose business to be brought before any regular meeting of shareholders, provided advance written notice of such nomination or proposal is received by the Company after February 12, 2005, but on or before March 14, 2005. According to the Company’s bylaws, a shareholder nomination or proposal received outside of this time period will be considered untimely and the chairman of the meeting shall refuse to acknowledge such untimely nomination or proposal.

     We will inform you of any changes of the aforesaid dates in a timely manner and will provide notice of the new dates in our earliest possible quarterly report on Form 10-QSB.

     Any shareholder nomination or proposal must provide the information required by the Company’s Bylaws and comply with any applicable laws and regulations. All submissions should be made to the Secretary of the Company at the Company’s principal offices at 1950 Excel Drive, Mankato, Minnesota 56001.

ANNUAL REPORT

     A copy of the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2003, including financial statements, accompanies this Notice of Annual Meeting and Proxy Statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material.

FORM 10-KSB

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY’S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2003, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND A LIST OF EXHIBITS TO SUCH FORM 10-KSB. THE COMPANY WILL FURNISH TO ANY SUCH PERSON ANY EXHIBIT DESCRIBED IN THE LIST ACCOMPANYING THE FORM 10-KSB UPON THE ADVANCE PAYMENT OF REASONABLE FEES. REQUESTS FOR A COPY OF THE FORM 10-KSB AND/OR ANY EXHIBIT(S) SHOULD BE DIRECTED TO THE CHIEF FINANCIAL OFFICER OF WINLAND ELECTRONICS, INC., 1950 EXCEL DRIVE, MANKATO, MINNESOTA 56001. YOUR REQUEST MUST CONTAIN A REPRESENTATION THAT, AS OF MARCH 15, 2004, YOU WERE A BENEFICIAL OWNER OF SHARES ENTITLED TO VOTE AT THE 2004 ANNUAL MEETING OF SHAREHOLDERS.

BY ORDER OF THE BOARD OF DIRECTORS Lorin E. Krueger President and Chief Executive Officer

Dated: April 5, 2004

APPENDIX A

WINLAND ELECTRONICS, INC.
CHARTER
NOMINATING AND GOVERNANCE COMMITTEE

The Governance/Nominating committee assists the directors in fulfilling the board’s responsibilities to identify and secure the services of high quality directors who will serve the best interests of Winland and its shareholders. The committee will be composed entirely of independent directors. As needed, the committee will assist in the selection, nomination and orientation of new directors and monitors current directors’ performance.

The committee is also responsible for assisting the board in continuously evaluating Winland’s corporate governance policies and procedures to ensure that governance policy is comprehensive, complies with all regulations, and that ‘best practices’ are established and complied with.

A-1

APPENDIX B

AUDIT COMMITTEE CHARTER
OF
BOARD OF DIRECTORS
OF
WINLAND ELECTRONICS, INC.

Organization

There shall be a committee of the Board of Directors to be known as the Audit Committee. The Audit Committee shall be composed of Directors who are independent of the Management of the Corporation and are free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as a Committee member.

Statement of Policy

The Audit Committee shall provide assistance to the Corporate Directors in fulfilling their responsibility to the shareholders, potential shareholders, and the investment community relating to corporate accounting, public reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirement and are of the highest quality.

     In carrying out these responsibilities the Audit Committee shall:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

•	Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof, review such audit, including any comments or recommendations of the independent auditors.

•	Review with the independent auditors and the company’s financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

•	Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditor’s evaluation of the corporation’s financial accounting and the cooperation that the independent auditors received during the course of the audit.

•	Periodically review personnel in the accounting and finance function. In addition, the Committee will ensure that programs are in place for orderly succession thereof.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each meeting with, the Board of Directors.

•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain counsel for this purpose if, in its judgment, it is appropriate.

B-1

WINLAND ELECTRONICS, INC.

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 11, 2004
10:00 a.m.

     Best Western Hotel & Conference Center
1111 Range Street
North Mankato, MN 56003

Winland Electronics, Inc. 1950 Excel Drive, Mankato, Minnesota 56001	proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 11, 2004.

The shares of stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted “FOR” Item 1.

By signing the proxy, you revoke all prior proxies and appoint Lorin E. Krueger and Jennifer A. Thompson, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.

See reverse for voting instructions

COMPANY #

There are two ways to vote your Proxy

Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE — TOLL FREE — 1-800-240-6326 — QUICK *** EASY *** IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (CT) on May 10, 2004.

•	You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.

•	Follow the simple instructions the voice provides you.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return it to Winland Electronics, Inc., c/o Shareowner Services SM , P.O. Box 64873, St. Paul, MN 55164-0873.

If you vote by phone, please do not mail your Proxy Card

- Please detach here -

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 1.

1.	To set the number of directors at five (5) by electing five (5) members of the Board of Directors:
	01	Thomas J. de Petra	04	James L. Reissner	☐	Vote FOR	☐	Vote WITHHELD
	02	S. Robert Dessalet	05	Richard T. Speckmann		all nominees		from all nominees
	03	Lorin E. Krueger			(except as withheld below)

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	In their discretion, the proxies are authorized to vote upon such business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box ☐	Date: , 2004
Indicate changes below:

Signature(s) in Box

Please sign exactly as name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.